                   PLEDGE AGREEMENT                                  Exhibit 4.2
                   ----------------                                  -----------


     This Pledge Agreement ("Pledge Agreement") dated as of April 20, 1999, is made by Bolt Technology Corporation, a Connecticut corporation ("Pledgor"), in favor of Albert H. Gerrans, Jr. ("Stockholder").

                                    RECITALS
                                    --------

     A. Concurrently herewith, Pledgor has executed that certain non-negotiable Promissory Note in favor of Stockholder (as such Promissory Note may from time to time be amended, modified, supplemented or restated, the "Note") pursuant to which Stockholder has extended credit (the "Loan") to Pledgor, on the terms and subject to the conditions set forth in the Note, and as consideration for the purchase of 4,000 shares of A-G Geophysical Products, Inc. from Stockholder under that certain Stock Purchase Agreement by and between Pledgor and Stockholder dated of even date herewith (the "Stock Purchase Agreement").

     B.   Pledgor is of record and beneficial owner of the securities shown in
Schedule I attached hereto, which Schedule is incorporated herein by this reference (collectively, the "Pledged Shares").

     C. Stockholder is willing to make and maintain the Loan to Pledgor on and after the date of the Note, only upon the condition, among others, that Pledgor shall have executed and delivered this Pledge Agreement and shall have delivered the Pledged Shares to Stockholder in order to secure the Obligation of Pledgor hereunder.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Pledgor hereby represent, warrant, covenant and agree as follows:

                                   ARTICLE 1
                                   ---------

                                  DEFINITIONS
                                  -----------

     Section 1.1 - Definitions.  All capitalized terms used but not defined
     ------------------------
herein shall have the respective meanings given to them in the Stock Purchase Agreement. In addition, the following terms not otherwise defined in the Preamble or Recitals of this Pledge Agreement shall have the following meanings:

     "Act" has the meaning set forth in Section 6.2(c), below.

                                                                        Page -1-

     "Event of Default" has the meaning set forth in Section 6.1, below.

     "Lien" means any mortgage, lien, deed of trust, charge, pledge security interest or other encumbrance, liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Stockholder's security interests; and, liens arising from judgments, decrees or attachments to the extent and only so long as such judgment, decree or attachment has not caused or resulted in an Event of Default.

     "Obligation" means the Note and other indebtedness of Pledgor to Stockholder created under, or related to, the Note, including, without limitation, (a) all principal, (b) all interest, (c) all late charges, (d) all loan fees and loan charges, and (e) all reasonable collection costs and expenses relating to the Note or to any collateral for the Note. The term "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, created under, or related to, the Note. "Collection costs" and "expenses" include, without limitation, all of Stockholder's attorneys' fees and Stockholder's legal expenses, whether or not suit is instituted, and attorneys' fees and legal expenses for insolvency proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services.

     "Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental authority.

     "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Texas; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Stockholder's security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the state of Texas, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

     Section 1.2 - UCC Definitions. Unless otherwise defined herein or the
     -----------------------------
context otherwise requires, terms for which meanings are provided in the UCC arc used in this Pledge Agreement, including its Preamble and Recitals, with such meanings.

                                   ARTICLE 2
                                   ---------

                                     PLEDGE
                                     ------

                                                                        Page -2-

     Section 2.1 - Grant of Security Interest.  As security for the full, prompt
     ----------------------------------------
and complete payment when due (whether at stated maturity, by acceleration or otherwise) of the Obligation, Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to Stockholder, and hereby grants to Stockholder, a continuing security interest in all of the Pledged Shares owned or held by Pledgor and the certificates representing the Pledged Shares.

     Section 2.2 - Delivery of the Pledged Shares.  Contemporaneously with the
     --------------------------------------------
execution of this Pledge Agreement, Pledgor shall deliver to Stockholder all certificates representing or evidencing the Pledged Shares. In addition, Pledgor shall deliver to Stockholder's attorneys, Weycer Kaplan, Pulaski & Zuber, P.C. ("WKPZ") a duly executed stock power, executed in blank, in the form attached as Exhibit "A." If an Event of Default shall have occurred and be continuing, Stockholder may notify Pledgor of its intention to exercise its rights hereunder, and forward a copy of such notice to WKPZ. Upon receipt of such copy, WKPZ shall be authorized to deliver such stock power to Pledgor, without any obligation of WKPZ to make any independent investigation of the facts stated therein. Pledgor shall receive all certificates, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares in trust for Stockholder and shall immediately upon receipt deliver to Stockholder such certificates, cash, instruments, and other property and proceeds, together with any necessary endorsement; provided, however, that Stockholder acknowledges and agrees that Pledgor shall be entitled to receive, retain and use any and all cash dividends subject to the terms and conditions of a Security Agreement of even date herewith declared on account of the Pledged Stock, free and clear of the security interest granted hereunder, unless an Event of Default shall have occurred and be continuing and Stockholder shall have notified Pledgor of Stockholder's intention to exercise its rights under this Section 2.2.

     Section 2.3 - Continuing Security Interest. This Pledge Agreement shall
     ------------------------------------------
create a continuing security interest in the Pledged Shares and shall:

          (a) remain in full force and effect until the full and complete and final payment of the Obligation;

          (b) be binding upon Pledgor and its successors, transferees and assigns; and

          (c) inure, together with the rights and remedies of Stockholder hereunder, to the benefit of Stockholder.

At all times while Stockholder holds the Pledged Stock pursuant to the security interest granted hereunder, Stockholder shall not take any actions to create, or permit to be created by any person claiming through Stockholder, any additional lien or encumbrance on the Pledged Stock, except for the lien created hereunder or pursuant to Stockholder's exercise of its rights and remedies under Section
6.2 below.

                                                                        Page -3-

Upon the complete, full and final payment of the Obligation, the security interest granted herein shall terminate and all rights to the Pledged Shares shall revert to Pledgor. Upon any such termination, Stockholder then shall, deliver to Pledgor, without any representations, warranties or recourse of any kind whatsoever, except for compliance with this Section 2.3, any and all certificates and instruments representing or evidencing Pledgor's interest in the Pledged Shares that had been previously delivered by the Pledgor to Stockholder and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

     Section 2.4 - No Assumption.  This Pledge Agreement is executed and
     ---------------------------
delivered to Stockholder, for the benefit of himself for collateral security purposes only. Notwithstanding anything herein to the contrary:

          (a) Pledgor shall remain liable under the contracts and agreements affecting the Pledged Shares and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Pledge Agreement had not been executed; and

          (b) the exercise by Stockholder of any of his rights hereunder shall not release Pledgor from any of its duties or obligations under any such contracts or agreements affecting the Pledged Shares.

                                   ARTICLE 3
                                   ---------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Section 3.1 - Representations and Warranties.  Subject to the
     --------------------------------------------
representations and warranties of Stockholder set forth in the Stock Purchase Agreement being and remaining true and correct in all material or applicable respects, Pledgor hereby represents and warrants to Stockholder as follows:

          (a) Pledgor is the sole holders of record and the sole beneficial owner of the Pledged Shares, free and clear of any Lien thereon or affecting title thereto.

          (b) None of the Pledged Shares have been transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject.

          (c) No consent, approval, authorization or other order of any Person and no consent or authorization of any governmental authority or regulatory body is required to be made or obtained by Pledgor either (i) for the pledge by Pledgor of the Pledged Shares pursuant to this Pledge Agreement or for the execution, delivery, or performance of this Pledge Agreement by Pledgor; or (ii) for the exercise by Stockholder of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the

                                                                        Page -4-

Pledged Shares pursuant to this Pledge Agreement, except as may be required in connection with such disposition by laws, not otherwise addressed herein, affecting the offering and sale of securities generally.

          (d) The pledge, grant of a security interest in, and delivery of the Pledged Shares pursuant to this Pledge Agreement, will create a valid first priority Lien on and in the Pledged Shares securing the payment of the Obligation assuming (i) continued possession of the Pledged Shares by Stockholder, and (ii) that Stockholder has no notice prior to or on the date of delivery of such Pledged Shares of an adverse claim within the meaning of the UCC.

          (e) This Pledge Agreement has been duly executed and delivered by Pledgor and constitutes a legal, valid, and binding obligation of Pledgor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general equity principles.

     The representations and warranties contained in this Pledge Agreement shall be true, accurate and complete at the time of Pledgor's execution of this Pledge Agreement, and shall continue to be true, accurate and complete until the Obligation has been finally and completely paid in full.

                                   ARTICLE 4
                                   ---------

                                   COVENANTS
                                   ---------

     Section 4.1 - Protect Pledged Shares. Pledgor shall not sell, assign,
     ------------------------------------
transfer, pledge or otherwise encumber the Pledged Shares in any manner except
(a) if such Person purchasing such Pledged Shares or any interest therein shall first also have become a party to this Pledge Agreement and agreed to be bound by the terms hereof. Pledgor shall warrant and defend the right and title granted by this Pledge Agreement to Stockholder in and to the Pledged Shares (and all right, title and interest represented by the Pledged Shares) against the claims and demands of all Persons whomsoever.

     Section 4.2 - Further Assurances.  Pledgor agrees that at any time, and
     --------------------------------
from time to time, Pledgor shall promptly execute and deliver all further instruments, and take all further action that Stockholder may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Stockholder to exercise and enforce his rights and remedies hereunder with respect to any of the Pledged Shares.

     Section 4.3 - Voting Rights. If an Event of Default shall have occurred and
     ---------------------------
be continuing and Stockholder shall have notified Pledgor of Stockholder's intention to exercise Stockholder's voting power under this Section 4.3, Pledgor agrees:

                                                                        Page -5-

          (a) that Stockholder may exercise (to the exclusion of Pledgor) the voting power and all other incidental rights of ownership with respect to the Pledged Shares and Pledgor hereby grants Stockholder from the date hereof until the complete, full and final repayment of the Obligation, an irrevocable proxy, coupled with an interest exercisable under such circumstances, to vote such Pledged Shares; and

          (b) promptly to deliver to Stockholder such additional proxies and other documents as may be necessary to allow Stockholder to exercise such voting power.

All payments and proceeds which may at any time and from time to time be held by Pledgor but which Pledgor are obligated to deliver to Stockholder shall be held by Pledgor separate and apart from its other property in trust for Stockholder. Unless an Event of Default shall have occurred and be continuing and Stockholder shall have given the notice referred to in this Section 4.3, Pledgor shall have the exclusive voting power with respect to the Pledged Shares and Stockholder shall, upon the written request of Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by Pledgor which are necessary to allow Pledgor to exercise voting power with respect to the Pledged Shares; provided, however, that no vote shall be cast, or consent, waiver or ratification given or action taken by Pledgor that would impair any Pledged Shares or be inconsistent with or violate any provision of this Pledge Agreement or any other security documents executed this date benefitting Stockholder.

                                   ARTICLE 5
                                   ---------

                                  STOCKHOLDER
                                  -----------

     Section 5.1 - Stockholder Appointed Attorney-In-Fact.  Pledgor hereby
     ----------------------------------------------------
irrevocably appoints Stockholder to be Pledgor's attorney-in-fact with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Stockholder's discretion after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which Stockholder may reasonably deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation:

          (a) after the occurrence and during the continuance of an Event of Default, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Shares;

          (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a), above; and

          (c) to file any claims or take any action or institute any proceedings which Stockholder may deem necessary or desirable for the collection of any of the Pledged

                                                                        Page -6-

Shares or otherwise to enforce the rights of Stockholder with respect to any of the Pledged Shares.

Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.1 is irrevocable and coupled with an interest.

     Section 5.2 - Stockholder Has No Duty. The powers conferred on Stockholder
     -------------------------------------
hereunder are solely to protect his interest in the Pledged Shares and shall not impose any duty on him to exercise any such powers. Stockholder shall have no duty as to any Pledged Shares except as provided in Section 2.3 above or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not Stockholder has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Shares. Without limiting the generality of the preceding sentence, Stockholder shall be deemed to have exercised reasonable care in the custody and preservation of any of the Pledged Shares if he takes such action for that purpose as Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default. Failure of Stockholder to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

                                   ARTICLE 6
                                   ---------

                             DEFAULTS AND REMEDIES
                             ---------------------

     Section 6.1 -  Events of Default.  Any one or more of the following events
     --------------------------------
shall constitute an "Event of Default" hereunder:

          (a) If Pledgor defaults in timely payment or performance (including all cure periods) of the Obligation; or

          (b) If Pledgor fails to materially comply with the covenants of Sections 4.1 and 4.2 above.

and such default or failure under (a) or (b) above is not rectified to Stockholder's reasonable satisfaction within ten (10) days of written notification of such noncompliance.

     Section 6.2 - Certain Remedies.  If any Event of Default shall have
     ------------------------------
occurred and be continuing:

          (a) The Stockholder may exercise in respect of the Pledged Shares, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Pledged Shares) and also may, without notice except as specified

                                                                        Page -7-
below, sell the Pledged Shares or any part thereof in one or more parcels at public or private sale, at any of Stockholder's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Stockholder may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' prior notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Stockholder shall not be obligated to make any sale of Pledged Shares regardless of notice of sale having been given. Stockholder may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b)  Stockholder may:

               (i)  take control of any proceeds of the Pledged Shares, and

               (ii) execute (in the name, place and stead of Pledgor) endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Pledged Shares.

          (c) If, at anytime when Stockholder shall determine to exercise his right provided in (a) above to sell the whole or any part of the Pledged Shares, such Pledged Shares or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (as so amended the "Act"), Stockholder may, in his discretion (subject only to applicable requirements of law) sell such Pledged Shares or part thereof by private sale in such manner and under such circumstances as Stockholder may deem necessary or advisable, but subject to the other requirements of this
Section 6.2(c), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing in any such event Stockholder may, in his sole discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Shares or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account for investment, and not with a view to the distribution or sale of such Pledged Shares or part thereof. In addition to a private sale as provided above in this Section 6.2(c), if any of the Pledged Shares shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then Stockholder shall not be required to effect such registration or cause the same to be effected but may, in his sole discretion (subject only to applicable requirements of law), require that any sale hereunder including a sale at auction) be conducted subject to such restrictions as Stockholder may, in his sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

                                                                        Page -8-

     Section 6.3 - Compliance with Restrictions. Pledgor agrees that in any sale
     ------------------------------------------
of any of the Pledged Shares, whether at a foreclosure sale or otherwise, Stockholder is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and a that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Pledged Shares), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Stockholder be liable nor accountable to Pledgor for any discount allowed by the reason of the fact that such Pledged Shares is sold in compliance with any such limitation or restriction.

     Section 6.4 - Application of Proceeds. All cash proceeds received by
     -------------------------------------
Stockholder in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Shares shall be applied, first to the payment of all reasonable costs and expenses of holding and selling the Pledged Shares, including, without limitation, attorney's fees and expenses, fees of any accountants and court costs; second, to the full and complete payment of all of the Obligation other than the unpaid principal balance of the Loan, and third, to the full and complete payment of the unpaid principal balance of the Loan. Any surplus of such cash or cash proceeds held by Stockholder and remaining after payment in full of all of the Obligation, and the termination of the Note, shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

     Section 6.5 - Indemnity and Expenses.  Pledgor hereby indemnifies and holds
     ------------------------------------
harmless Stockholder from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement) , except claims, losses, or liabilities resulting from the gross negligence or willful misconduct of Stockholder. Upon demand, Pledgor shall pay to Stockholder the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents (including attorney's fees and expenses, whether related to a suit or action or any reviews of or appeals from a judgment or decree therein or in connection with non-judicial action) which Stockholder may incur in connection with (a) the exercise or enforcement of any of the rights of Stockholder hereunder, or (b) the failure by Pledgor to perform or observe any of the provisions hereof.

                                   ARTICLE 7
                                   ---------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

                                                                        Page -9-

     Section 7.1 - Reinstatement. This Pledge Agreement shall remain in full
     ---------------------------
force and effect and continue to be effective if at any time payment of the Obligation, or any part thereof, is, pursuant to applicable law, avoided, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligation, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is avoided, rescinded, reduced, restored, or returned, the Obligation, as the case may be, shall be reinstated and deemed reduced only by such amount paid and not so avoided, rescinded, reduced, restored, or returned.

     Section 7.2 - Amendments; Waivers. No amendment to or waiver of any
     ---------------------------------
provision of this Pledge Agreement nor consent to any departure by Pledgor from any provision in this Pledge Agreement shall in any event be effective unless the same shall be in writing and signed by Stockholder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     Section 7.3 - Protection of Pledged Shares. Stockholder may from time to
     ------------------------------------------
time, at his option, perform any act which Pledgor agrees hereunder to perform and which Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default) and Stockholder may from time to time take any other action which Stockholder may reasonably deem necessary for the maintenance, preservation or protection of its security interest in the Pledged Shares, all such actions being for the express benefit of Stockholder and not Pledgor. The reasonable expenses incurred by Stockholder in connection therewith shall be payable by Pledgor pursuant to Section 6.5.

     Section 7.4 - Addresses for Notices.  Any notice or other communication
     -----------------------------------
required or permitted to be delivered to any party under this Pledge Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered by hand, by certified or registered mail (postage prepaid), return receipt requested, by courier or express delivery service or by confirmed facsimile) to the address or facsimile telephone number set forth as follows (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          To Stockholder:     Post Office Box 694
                              Hempstead, Texas  77445
                              Telephone Number:  409.826.6201
                              Facsimile Number:  409.826.2950

               with copy to:  Albert S. Weycer, Esq.
                              Weycer, Kaplan, Pulaski & Zuber, P.C.
                              Eleven Greenway Plaza
                              1400 Summit Tower

                                                                       Page -10-

                              Houston, Texas  77046-1104
                              Telephone Number:  713.961.9045
                              Facsimile Number:  713.961.5341

          To Pledgor:         Four Duke Place
                              Norwalk, Connecticut  06854
                              Telephone Number:  203.853.0700
                              Facsimile Number:  203.854.9601

               with copy to:  Barbara A. Young, Esq.
                              Levett, Rockwood & Sanders
                              33 Riverside Avenue
                              Post Office Box 5116
                              Westport, Connecticut  06881
                              Telephone Number:  203.222.0885
                              Facsimile Number:  203.226.8025

     Section 7.5 - Severability; Headings. Wherever possible each provision of
     ------------------------------------
this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

     Section 7.6 - Counterparts. This Pledge Agreement may be executed in any
     --------------------------
number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto.

     Section 7.7 - Governing Law; Entire Agreement. THIS PLEDGE AGREEMENT SHALL
     ---------------------------------------------
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS. THIS PLEDGE AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                    PLEDGOR:
                                    -------

                                                                       Page -11-

                                    Bolt Technology Corporation,
                                    a Connecticut corporation



                                    By:   /s/ Raymond M. Soto
                                       ------------------------------------
                                    Name: Raymond M. Soto
                                         ----------------------------------
                                    Title: Chairman and President
                                          ---------------------------------


                           ACCEPTED AND ACKNOWLEDGED:


                                    STOCKHOLDER:
                                    -----------



                                      /s/ Albert H. Gerrans, Jr.
                                    --------------------------------
                                    Albert H. Gerrans, Jr.

                                                                       Page -12-

                                   SCHEDULE I

     Attached to and forming a part of that certain Pledge Agreement ("Pledge Agreement") dated as of April 20, 1999, made by Bolt Technology Corporation, a Connecticut corporation ("Pledgor") in favor of Albert H. Gerrans, Jr.("Stockholder" ).

======================================================================
                                         Stock
Stock Issuer       Class of Stock     Certificate     Number of Shares
                                       Numbers
======================================================================
A-G Geophysical
Products, Inc.     Common Stock           5                4062

======================================================================

                                  EXHIBIT "A"


                                  STOCK POWER


     FOR VALUE RECEIVED, BOLT TECHNOLOGY CORPORATION hereby transfes unto ALBERT
H. GERRANS, JR., FOUR THOUSAND SIXTY-TWO (4,062) SHARES of the Common Stock of A-G GEOPHYSICAL PRODUCTS, INC. ("Company"), registered in its name on the books of said Company as represented by Certificate No. 5, and does hereby irrevocably constitute and appoint ALBERT S. WEYCER as attorney to transfer the foregoing on the books of said Company, with full power of substitution in the premises, hereby ratifying and confirming all that my said attorney shall lawfully do by virtue hereof.

DATED:      April 20, 1999
      -----------------------


                              BOLT TECHNOLOGY CORPORATION,
                              a Connecticut corporation


                              By:
                              Name:    /s/ Raymond M. Soto
                                   ---------------------------------------
                              Title:     Chairman and President
                                    --------------------------------------

IN PRESENCE OF:


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